EXHIBIT 10.2

OPTION GRANT AGREEMENT

under the

LCNB Corp.

Ownership Incentive Plan

This Agreement, dated this ___ day _____________, (the “Grant Date”) by and between LCNB Corp., an Ohio corporation, (the “Company”) and __________ (herein the “Eligible Person”).

1.

Grant of Option.  Subject to the provisions of the LCNB Corp. Ownership Incentive Plan (the “Plan”), which is incorporated herein by reference, Options (the “Options”) for a total of ________ Shares, are hereby granted to the Eligible Person.  The Options granted herein shall be Nonqualified Options.

2.

Option Price.  The Fair Market Value of one Share on the date of this Agreement is ___________.  The Option price for the Options granted under paragraph 1 shall be equal to the Fair Market Value described in the preceding sentence.

3.

Terms and Conditions.

a.

Employee Status and Vesting.  Provided the Eligible Person is an employee of the Company on such dates, a portion of the Options granted herein shall vest and be exercisable on each anniversary of the Grant Date, as follows:

Years after the Grant Date

Vested Percentage

Less than 1

          0%

At Least 1 but less than 2                                 20%

At Least 2 but less than 3                                 40%

At Least 3 but less than 4                                 60%

At Least 4 but less than 5                                 80%

At Least 5 but no more than 10                       100%

b.

Expiration Date.  Any Options which are vested and not exercised within 10 years from the date of the grant or ___________ shall be deemed expired and no longer exercisable by the Eligible Person.

c.

Change of Control.    Notwithstanding the provisions of subparagraphs a, b and c, during the period beginning three months prior to the effective date of any Change of Control of the Company and ending on the first anniversary of such a Change of Control, one hundred percent (100%) of the Options granted herein which have then been outstanding hereunder for at least six months shall vest and be exercisable by the Eligible Person in the event that (i) the Eligible Person’s status as an employee is involuntarily terminated by the Company for any reason other than Cause, or (ii) the Eligible Person voluntarily terminates his status as an employee as the result of a material reduction in the Eligible Person’s duties, title or compensation from the Company.

d.

Employment Status.  The Eligible Person is an employee of the Company as of the date of this Agreement.

4.

Payments.  Payment of the Option price upon exercise of any Option granted hereunder shall be made in accordance with the terms of the Plan in cash.

5.

Exercise Notice.  The Eligible Person, or other person who may be entitled to exercise the Option, may serve notice to the Company of his intention to voluntarily exercise any Option which has become vested.  This notice shall be in writing, in a format acceptable to the Company, shall specify the proposed exercise date, the number of Options which are to be exercised, and shall identify such Options by date of the grant.

6.

Expiration Date.  This Agreement shall be effective as of the date first set forth above.  The Options granted under this Agreement shall expire on the earlier of (i) the date after which the Options may no longer be exercised under the terms of the Plan, or (ii) the expiration date specified in paragraph 3, subparagraph (b) of this Agreement.

7.

Cancellation. The Company shall have the right, upon or without the request of the holder of the Options and at any time or from time to time, to cancel all or a portion of the Options then subject to exercise and, at the Company’s election, either (i) pay the holder an amount of money equal to the excess, if any, of the Fair Market Value, at such time or times, of the Shares subject to the portion of the Option so canceled over the aggregate purchase price of such Shares, or (ii) issue or transfer Shares to the holder with a Fair Market Value, at such time or times, equal to such excess.

8.

Eligible Person Bound by Plan.  The Eligible Person hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.  The Eligible Person hereby accepts the Options granted herein and the Shares received upon exercise thereof subject to all the terms and provisions of the Plan.  The Eligible Person hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Board of Directors upon any questions arising under the Plan.  As a condition to the issuance of Shares under these Options, the Eligible Person agrees to remit to the Company at the time of any exercise of the Options any taxes required to be withheld by the Company under Federal, State, or local law as a result of the exercise of the Options.  Capitalized terms not defined in this Agreement shall have the same meaning set forth in the Plan.

9.

Notices.  Any notice hereunder to the Company shall be addressed to it at its office at 2 North Broadway, Lebanon, Ohio, 45036.  Any notice hereunder to the Eligible Person shall be addressed to him at the address set forth below, subject to the right of either party to designate some other address.

10.

Limitations.  The Options granted hereunder may not be exercised if the issuance of Shares upon such exercise would constitute a violation of any applicable Federal or State securities or other law or applicable regulation.

11.

Miscellaneous.

a.

The Eligible Person hereby agrees that this agreement shall be governed by the laws of the State of Ohio, and the sole jurisdiction for any litigation resulting from this Agreement shall reside within Warren County, Ohio.

b.

The Eligible Person hereby agrees that if any provision of this shall be deemed unenforceable, the remaining provisions of this Agreement shall remain in full force and effect, and that the Eligible Person shall abide by those remaining provisions with the full intent of honoring the spirit of this Agreement, as if this Agreement was still fully intact.

THE COMPANY

LCNB Corp.

By:

Print:

Title:

ELIGIBLE PERSON

Signature:

Title:

Address: